Exhibit 10.1

Contract No.;

Technical Development (Commission) Contract

Project name: OMG Card (B2C, O2O Whole Industry Chain Service Platform Based on Membership Consumption System)

Client (Party A1): ChinaNet Online Holdings, Inc.

Joint client (Party A2, referred to as “Party A” separately or jointly with Party A1): ChinaNet Online Technology Co., Ltd.

Assignee (Party B): REDRUN LIMITED

Term of validity: three years

Technical Development Commission Contract

Client (Party A1): ChinaNet Online Holdings, Inc.

Domicile: Nevada, USA

Legal representative: Cheng Handong

Project contact: Xing Hailong

Contract address: No. 6 Building, Yuquan Huigu, No.3, Minzhuang Road, Haidian District, Beijing

Mob: 1891 129 9680

Joint client (Party A2, referred to as “Party A” jointly with Party A1): ChinaNet Online Technology Co., Ltd.

Domicile: Taiwan

Legal representative: Zhu Kai

Project contact: Zhu Kai

Contact address: F/4, No. 1, Yuandong Road, Banqiao District, New Taipei City, Taiwan

Mob: 1352 283 1530

Assignee (Party B): REDRUN LIMITED

Domicile: Hong Kong

Legal representative: Feng Jianxin

Project contact: Feng Jianxin

Contact address: Unit 04, 7/F, Bright Way Tower, No.33 Mong Kok Road, Kowloon, HK.

Mob: 1381 180 5248

In this Contract, Party A jointly commissions Party B to research and develop OMG Card (B2C, O2O Whole Industry Chain Service Platform Based on Membership Consumption System), Party A, according to the agreement herein, pays the research and development (R&D) fund and compensation and Party B receives the commission and conducts this R&D work. Through equal consultation of all parties, on the basis of true and full expression of their respective willing, the following Agreement has been reached and shall be abided by each party in accordance with the regulations of the Contract Law of People's Republic of China.

Article I Requirements of the R&D project herein are as follows:

1.	Big membership management function based on the blockchain technology

Big membership interaction function:

Establishing the consumption member interaction mechanism between merchants and individuals of the whole industry using blockchain technology based on tamper-proof information guarantee, such as, information resource management, advertisement information push, real-time information push, coupon push, integral assets transfer.

Big membership sharing function:

Establishing a big member system database system produced based on the distributed technology. OMG Card platform provides trusted merchants with the trust information sharing mechanism based on tamper-proof membership ranking, industry category, authority level and other conditions via the distributed database system.

Whole industry business friend circle function:

Building a whole industry business friend sociable interaction system based on the distributed database system. OMG Card platform trusted merchant members can build business friend circles between different industries to achieve the distributed sharing mechanism in different forms so as to realize diversified, trusted business channels and customer development channels.

2.	One-card-management distributed account book management function

Consumption bookkeeping function:

Establishing a one-card-management account book management system so that the consumers can easily realize their personal financial management, bookkeeping, statistics, analysis, smart remainders, budget outlays, credit value management, etc.

Information statistics function:

Doing information statistics from the track of a series of individual demand activities including clothing, eating, living and traveling, build a distributed consumption database system, enhance the credit value of users, so that users can understand themselves and the world through data and find how to interact with the society.

Intelligent analysis and data visualization function:

Building an intelligent analysis system to make humane and living data. OMG Card platform data analysis system turns the data more visualization and humanization, and digitalizes the life in visible form.

Humanistic care functions with humanization:

Facing to the data statistic form, OMG Card platform understands the psychological activities, preference, and behavior trend of users in an intelligent manner rather than simply feedback to users, thus determining the user's emotional value and selectively feedback valuable, readily comprehensible data form.

3.	Big data ad behavior targeting advertising

Location based service:

Building a big data precise analysis system, and according to the result after analysis by system, achieve the precise advertising in multiple dimensions including the classification, region, user preference, demand target, emotional trend.

Preference based service:

The final purpose of advertising and activation of the demand motivation of users is to produce purchasing deeds, build OMG Card big data system, analyze user preference, understand real needs of users, according to preference data of users, form the user consumption habit so as to achieve preference advertisement release.

4.	Big data statistical analysis function

Intelligent statistics and data visualization function:

Establishing an intelligent system focusing and tracking user data, and make those behavior data become more and more valuable. OMG Card intelligent statistic system tracks the occurrence of user behaviors, records the behaviors with data (not limited to commercial deeds), so as to make data truly useful.

5.	Transaction log value added

Point awarding system based on the blockchain technology:

Building an accumulated point awarding system written by blockchain technology, conduct offline consumption and online sharing, do favorable activities in membership form so as to obtain a digital bookkeeping voucher reward written by block chain technology. This accumulated point voucher can be consumed, transferred as valuable asset voucher.

Universal accumulated points system based on the blockchain technology:

Establishing a universal accumulated point system. The digital awarding voucher can be used in any place where voucher trading can be accepted, transferred, and deducted for consumption, etc.

6.	Blockchain technology security function

Credit system:

Building a credit system based on the blockchain technology security function. The credit system of OMG Card not only includes the assessment system, but a series of security system of products and services, and valuable integrating system to ensure the value existence and dependability of products, services, and users.

Equipment requirements:

Ensure normal running of software program. Specific requirements are as follows:

(1)	Blockchain bottom system: the architecture should be above Centos 6.5 64-bit version
(2)	Business system: it can run on iOS 9 and Android 4.4 version and above
(3)	Account book system: browser running of Chrome 11, IE 10 version and above is supported;

Article II Party B shall submit the R&D plan to Party A within fifteen days after this Contract takes effect. The R&D plan shall include the main contents as follows:

1.	Project organizational structure: it should include the introduction of position responsibilities and main members of project teams;
2.	Project implementation scheme: project initiation; software development; installation, debugging, training, user trial and software redevelopment, and preliminary test of system under test environment; installation, debugging, training, system trial running and software maintenance development, and terminal test of system under trail environment;
3.	After -sales service: system usage training and daily maintenance consulting.

Article III Party B shall complete the R&D according to the flowing schedule:

1. Complete the basic survey of OMG Card project before December 30, 2017; for avoidance of doubts, each party confirms that Party B has finished such basic survey on February 1, 2018;

2. Complete the basic prototype design of OMG Card platform and application software before March 30, 2018;

3. Basically finish the development of OMG Card platform and application software framework before October 30, 2018;

4. Complete the internal basic test running of OMG Card system before December 31, 2018;

5. Complete the installation testing of OMG Card system, and offer use training before June 30, 2019;

Article IV Party A shall provide Party B with the technical data and coordination matters as follows:

1. Technical data list: System Design Requirement, Departmental Function Description and Organizational Structure Related to Systematic Construction, Systematic Training Plan Schedule and Software Instructions.

2. Time and method for offering: System Design Requirement shall be offered within 3 working days after the signing of the contract; Systematic Training Plan Schedule shall be offered before the system training. The offering shall be made in written form, affixed with the official seal. Departmental Function Description and Organizational Structure Related to Systematic Construction can be offered in oral or paper materials during the investigation and study.

3. Other coordination matters: coordinate Party B in demand survey.

After the performance of this Contract is completed, the aforesaid technical data shall be processed according to the following method: Party B will place the data on file, and sign a confidential agreement and shall not disclose it.

Article V Party A shall pay the R&D fund and compensation as per the following method:

1. The total amount of R&D fund and compensation is USD (in words): Four Million, Five Hundred Thousand Only.

2. The R&D fund and compensation will be paid to Party B by Party A in installments. The specific payment method and time is as follows:

(1) On condition that within 60 working days from December 30, 2017, the formal contract is signed after the first survey is finished, Party A1 shall make the down payment to Party B of the contract within 15 working days from the signing of the contract, totaling 40% of the total contract price, in USD (in words): One Million, Eighty Hundred Thousand Only.

(2) When the basic prototype design of OMG Card platform and application software is completed, Party A1 will make the second payment of this project to Party B within 5 working days, totaling 10% of the total contract price, in USD $: Four Hundred and Fifty Thousand Only.

(3) When the general framework of OMG Card platform and application software is built, Party A1 will make the third payment of this project to Party B within 5 working days, totaling 25% of the total contract price, in USD $: One Million, One Hundred and Twenty five Thousand Only.

(4) When the development of OMG Card platform and application software is basically completed, and internal test running is conducted in Party B, meanwhile, after the running result is communicated to and agreed by Party A, Party A1 will make the fourth payment of this project to Party B within 5 working days, totaling 20% of the total contract price, in USD (in words): Nine Hundred Thousand Only.

(5) After the installation of the system and equipment is finished in Party A, upon putting into running test, and the final test is made by Party A, qualified (the time for final test shall be agreed by Party A and Party B, but the longest period shall be no more than 3 months after the qualification of final test), Party A1 shall pay the balance of the project, namely 5% of the total contract price, in USD (in words): Two Hundred and Twenty five Thousand Only.

3. The designated collection account by Party B:

Account name: RedRun Limited

Bank of deposit: Hang Seng Bank Limited

Account No.: 390648467883

Article VI The R&D fund and compensation of this Contract will be used by Party B in a way of independent distribution, and Party A has the right to inspect the situation of R&D and usage of R&D fund by Party B in the way of supervision, without hindering the normal work of Party B.

Article VII The changes of this Contract must be negotiated by each party through consensus, and confirmed in a writing form.

Article VIII Without the agreement of Party A, Party B shall not transfer part of or all of research work of the project herein to a third party.

Article IX During the performance of this Contract, if technical difficulties occur that are hard to overcome under the existing technique condition which results in the failure of the research and development or part of it, and causes losses of one party or other parties, each party shall bear risk losses agreed as follows, which shall be settled through negotiation.

All the parties have determined that the technical risk of the project herein shall be identified with the method negotiated by all parties. The basic contents of the affirmed technical risks shall include the existence, scope, extent and loss degree of the technical risks.

The basic conditions for identification of technical risks include:

1. This contract project has enough difficulty under the existing technical level condition;

2. Party B has no failure in terms of subjectiveness and the failure of R&D has been confirmed as reasonable

In case that one party finds the existence of technical risk which might cause failure of R&D or part of R&D, it shall notify the other party within 10 days and take proper measures to reduce losses. On condition that the failure of giving notice on time or failure of taking proper measures results in the expansion of losses, the responsibility in compensation for the expanding losses shall be assumed.

Article X During the performance of this Contract, the technique as the object of R&D has been publicized by others (including publicity in the way of patent right), Party B shall notify the other party of rescinding the contract within 15 days; if the overdue notice is made and the losses of the other party are caused, the other party shall be entitled to demanding compensation for such losses.

Article XI All parties confirm that the confidentiality obligations shall be kept by them as follows:

Party A:

1. Confidentiality contents (including technical information and operation information): key techniques shall not be disclosed to a third technical company.

2. Scope of personnel involved in confidentiality: all the personnel involved

3. Confidentiality period: three years

Party B:

1. Confidentiality contents (including technical information and operation information): as for all the information, data and materials known and used (including but not limited to the confidentiality information like the computer program, product plan, flow chart, market and sales information, know-how and commercial secrets owned or provided by Party A) that belong to Party A or provided by Party A, Party B shall not spread to a third party or in the range beyond this contract for use; after the closing of this contract, Party B shall not retain the confidential information, data and materials involved in this project in any form.

2. Scope of personnel involved in confidentiality: all the personnel who engage in development.

3. Confidentiality period: three years.

4. Disclosure responsibility: bearing all the losses incurred to Party A or the losses after examination and assessment by relevant agencies accepted by Party A.

Article XII Party B shall deliver the R&D results in the following method:

1. The delivery method and amount of the R&D results: delivery by mail or delivery on site: one set of equipment and software program.

2. Delivery time and place of the R&D results: completion and submission to Party A before June 30, 2019.

Article XIII All parties confirm that the acceptance of the R&D results completed by Party B shall be conducted according to the standard and method accepted by Party A: after the installation and debugging by Party B, Party A shall be notified for arranging acceptance within 5 working days. If the products are unqualified during examination and acceptance, Party B shall be responsible for providing products that meet the quality requirement agreed herein again within the agreed period.

Article XIV Party B shall ensure that R&D results it deliver to Party A do not infringe legal rights and interests of any third party, and in case that a third party accuses Party A of technique infringement, Party B shall bear all the results incurred thereby. Any laws and rules of China shall not be breached. Otherwise, in case of Party A being penalized, Party B shall bear all the consequences arising from this.

Article XV All parties determine that the R&D results and relevant attribution of right of intellectual property generated due to the performance of this Contract shall be handled as per the method 1 as follows.

1. Party A enjoys the right to apply for a patent.

The usage and distribution method of related interests after the acquisition of patent are as follows: enjoyed by Party A.

2. They will be handled by technical secret approach. The ownership of usage and transfer right and interests arising therefrom shall be dealt with as agreed:

(1) Use right of technical secret: enjoyed by Party A

(2) Transfer right of technical secret: enjoyed by Party A

(3) Distribution method of relevant interests: enjoyed by Party A

All parties specially agree on ownership of the right of intellectual property related to this Contract as follows: the software intellectual property of a third party used in the development belongs to the third party, and the copyright of the original software of Party B used during the development still belongs to Party B. For avoidance of doubts, after paying the total contract price under this Contract, Party A shall enjoy the entire ownership and corresponding intellectual property rights of achievements involved in OMG Card under this Contract; unless otherwise agreed by the parties, the copyright, trademark right, software copyright, right to apply for a patent, patent right produced for the execution of this Contract shall be solely owned by Party A. Except as otherwise provided in this Contract, Party B shall not enjoy any right of the aforesaid achievements, and shall not voluntarily use or allow any third party to use such achievements in any form without permission.

Article XVI Party B shall not voluntarily transfer the R&D development results to a third party without permission before delivery them to Party A. Otherwise, Party B shall return all the payments made by Party A and compensate losses caused to Party A therefrom.

Article XVII The R&D personnel who complete this contract project of Party B enjoys the right to indicate the accomplisher of technical achievements and related certificates of honor, awards on relevant technical achievement documents.

Article XVIII The properties including the equipment, appliances, materials related to the R&D purchased with the R&D fund shall belong to Party B.

Article XIX All parties concerned determine that Party B shall, as requested by Party A, after delivery of the R&D achievements, provide technical guidance and training to the designated personnel of Party A or offer technical services related to the usage of such R&D results.

1. Technical service and guidance contents: use and maintenance of software and system.

2. Location and use method: Providing free training in the location provided by Party A.

Article XX All parties confirm that: if either party breaches the regulations of this Contract causing the stagnation, delay or failure of the R&D, except as specified below, and resulting in other party bearing any expense, responsibility or incurring losses, the breaching party shall compensate the performing party for the aforesaid any losses (including but not limited to the interests and attorney fee paid or lost due to breach of contract).

Meanwhile, each party further agrees and confirms that:

1. In case that Party B breaches the provisions of Article III in this Contract, it shall pay the liquidated damages to Party A, amounting to 5% of the total contract price.

2. On condition that Party A breaches the provisions of Article IV in this Contract, it shall pay liquidated damages to Party B, amounting to 5% of the total contract price.

Article XXI All parties confirm that Party A is entitled to make subsequent improvements using the R&D results provided by Party B according to the contract herein. The new technical results and the ownership of right generated with substantial or innovative technical progress characteristics shall be enjoyed by Party A or Party A's assigned party.

Approved by Party A in writing, Party B has rights to make subsequent improvements using such R&D results after completing the agreed R&D herein. The new technical results with substantial or innovative technical progress characteristics shall be owned by both Party A and Party B. The Distribution method of specifically related interests is as follows: they shall be shared by Party A and Party B together.

Article XXII Each party confirms that within the term of this Contract, Party A appoints Wu Jenfeng as Party A’s project contact, and Party B assigns Party B’s project contact to Lu Wenzheng. The project contact shall bear the following responsibilities:

1. The project contact of Party A is responsible for offering the system functional needs, and materials required by Party B.

2. The Party B’s project contact is responsible for the reporting of development progress of the system, and coordination of relationship of all aspects.

In case either party alters the project contact, it shall timely notify the other party in writing. On condition that it fails to notify the other party and there is an impact on the performance of this contract or losses are caused, it shall bear the corresponding responsibility.

Article XXIII All parties determine that, in case that any one of the following circumstances occurs, causing unnecessary or impossible performance of the performance of this contract, one party may notify the other party to terminate this Contract.

1. Force majeure or technical risks occur.

2. If any party is influenced by the force majeure, including the war, severe flooding, flood, typhoon, earthquake, in the execution of the contract, the period for such execution shall be extended, and the extended period shall be equal to the time influenced by the accident.

3. On condition that any party couldn’t fulfill the contract due to force majeure, it shall timely notify the failure of performance or the cause of failure of complete performance to the other party, and after obtaining the certificate from relevant authorities, the delay performance, partial performance or nonperformance of the contract should be permitted, and part of or all of the breach responsibility may be waived depending on the circumstance.

Article XXIV All parties confirm that the conclusion, effect, interpretation, performance and dispute settlement of this Contract shall be governed and interpreted by the law of China. The dispute arising from the execution of this Contract shall be settled through negotiation, mediation by each party, in case of failure, it shall be dealt with according to the following method one:

1. Submit to Beijing Arbitration Commission for arbitration

2. File a suit with the people's court according to law

For avoidance of doubts, all parties shall further agree and confirm that the dispute submitted to Beijing Arbitration Commission for arbitration as agreed herein shall be arbitrated in Beijing in accordance with the arbitration rules in effect of Beijing Arbitration Commission at that time. The arbitration award shall be final and binding upon all parties concerned.

Article XXV All parties confirm that the corresponding nouns and technical terms involved in this Contract and relevant Annexes, and their definitions and interpretations are as follows:

1. Service: it refers to any software development, installation, customization, trail, test, training, and other necessary services provided for normal installation and running of information system according to the requirements under the contract, which may include but not limited to the installation, debugging, training, data transfer, maintenance and technical support.

2. Period of service: it refers to three years after the entire system passes the final acceptance.

3. Contract: it refers to the agreement that has been reached and signed concerning this project construction by and among all parties, including all the documents that constitute the contract like all the attached tables and annexes.

Article XXVI Other relevant matters agreed by all parties herein are: if Party B receives the failure warning during the use of software and system by Party A, Party B shall timely response and offer the solutions within 4 hours.

Article XXVII This Contract is made in quadruplicate, each party holding two copies, with the same legal effect.

Article XXVIII This Contract shall take effect upon signing and sealing of all parties.

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Party A1 (seal):

Legal representative/authorized agent: /s/ Cheng Handong

Date: February 28, 2018

Joint client (Party A2) (seal):

Legal representative/authorized agent: /s/ Zhu Kai

Date: February 28, 2018

Party B (seal):

Legal representative/authorized agent: /s/ Feng Jianxin

Date: February 28, 2018